UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2021

Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39916 (Commission File Number)	85-2983036 (I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida (Address of principal executive offices)	32256 (Zip Code)

Registrant’s telephone number, including area code: (904) 644-7670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 20, 2021, Dream Finders Homes, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Dream Finders Holdings, LLC, a Florida limited liability company (“DFH LLC”), and BofA Securities Inc., RBC Capital Markets, LLC and BTIG, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for the offer and sale by the Company (the “Offering”), and the purchase by the Underwriters, of 9,600,000 shares of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), at a price to the public of $13.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 1,440,000 shares of Class A Common Stock on the same terms, which Option was exercised by the Underwriters in full on January 21, 2021.

The material terms of the Offering are described in the prospectus, dated January 20, 2021 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on January 22, 2021 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-251612), initially filed by the Company with the Commission on December 22, 2020, as amended on January 11, 2021 and January 15, 2021 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which Underwriting Agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Closing of Initial Public Offering

On January 25, 2021, the Company completed the Offering of 11,040,000 shares of Class A Common Stock, including the Underwriters’ full exercise of the Option, and received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $133.5 million. As described in the Prospectus, the Company expects to use the net proceeds from the offering, cash on hand and borrowings under the Credit Agreement (as defined below), to repay all borrowings under its existing secured vertical construction lines of credit facilities and, upon such repayment, terminate such facilities. As of September 30, 2020, the Company had 17 vertical construction lines of credit facilities with cumulative maximum availability of $504.0 million, and an aggregate outstanding balance of approximately $251.2 million.

As more fully described in the Prospectus, certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

Agreement and Plan of Merger

On January 25, 2021, the Company implemented an internal reorganization (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 20, 2021, among the Company, DFH LLC, and DFH Merger Sub LLC, a Delaware limited liability company (“Merger Sub”). Pursuant to the Merger, (1) the Company became a holding company and the sole manager of DFH LLC, with no material assets other than 100% of the voting membership interest in DFH LLC, (2) all of the common units of DFH LLC outstanding immediately prior to the Merger were converted into 8,590,623 shares of Class A Common Stock, (3) all of the outstanding Series A preferred units of DFH LLC outstanding immediately prior to the Merger were converted into 12,664,706 shares of Class A Common Stock, (4) all of the outstanding common units of DFH LLC outstanding immediately prior to the Merger were converted into 60,226,153 shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”), (5) the Series B preferred units of DFH LLC outstanding immediately prior to the Merger  remain as outstanding Series B preferred units of DFH LLC and (6) the Series C preferred units of DFH LLC outstanding immediately prior to the Merger remain as outstanding Series C preferred units of DFH LLC.

The foregoing descriptions of the Merger and the Merger Agreement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On January 25, 2021, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreements, at any time after 180 days after the effective date of the Registration Statement, Mr. Patrick Zalupski, the Company’s President and Chief Executive Officer, has the right to require the Company by written notice to prepare and file a registration statement on Form S-1 or any successor form thereto, registering the offer and sale of a number of his shares of Class A Common Stock. In addition, at such time as the Company shall have qualified for the use of a registration statement on Form S-3 (or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act), Mr. Zalupski shall have the right to require that the Company file a registration statement on Form S-3 or any successor form thereto covering all eligible capital stock requested to be included in such registration.

In addition, Mr. Zalupski has the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of his shares of Class A Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to conduct an underwritten offering, whether or not for its account, then the Company must notify the stockholders party to the Registration Rights Agreements of such proposal reasonably in advance of the commencement of the underwritten offering, to allow them to include a specified number of their shares in that underwritten offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, the Company will generally be obligated to pay all registration expenses in connection with its other obligations under the Registration Rights Agreements.

The obligation to register shares under the Registration Rights Agreements will terminate as to any stockholder at such time as Rule 144(b)(1) under the Securities Act (or any successor provision) is available for the sale of all of such stockholder’s shares without any need to comply with the public information requirements of Rule 144(b)(1) (or any successor provision) or any such shares are sold pursuant to Rule 144.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which Registration Rights Agreement is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The information provided in Item 5.02 hereto under the headings “Indemnification Agreements” and “2021 Equity Incentive Plan” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 25 , 2021, the Company entered into a credit agreement (the “Credit Agreement”) with a syndicate of lenders and Bank of America, N.A., as administrative agent, providing for a senior unsecured revolving credit facility with initial aggregate commitments of up to $450.0 million.  The Credit Agreement includes provisions for any existing lender to, at the Company’s request, increase its revolving commitment under the Credit Agreement, add new revolving loan tranches under the Credit Agreement or add new term loan tranches under the Credit Agreement, in all cases not to exceed an aggregate of $300.0 million.

Certain of the Company’s subsidiaries will guarantee the Company’s obligations under the Credit Agreement.  The Credit Agreement will mature on January 25, 2024, unless the Company requests, and the requisite lenders agree, to extend it pursuant to its terms.

The Credit Agreement provides for interest rate options on advances at rates equal to either: (a) in the case of base rate advances, the highest of (1) Bank of America, N.A.’s announced “prime rate”, (2) the federal funds rate plus 0.5%, and (3) the one-month LIBOR plus 1.0%, in each case not to be less than 1.5%; or (b) in the case of Eurodollar rate advances, the reserve adjusted LIBOR, not to be less than 0.5%.   Borrowings under the Credit Agreement bear interest at the interest rate option plus an applicable margin ranging from (i) 2.00% to 2.75% per annum for base rate advances and (ii) 3.00% to 3.75% per annum for Eurodollar rate advances.   The applicable margin will vary depending on the Company’s debt to capitalization ratio.

Interest on base rate advances borrowed under the Credit Agreement is payable in arrears on a monthly basis.  Interest on each Eurodollar rate advance borrowed under the Credit Agreement is payable in arrears at the end of the interest period applicable to such advance, or, if less than such interest period, three months after the beginning of such interest period.   The Company pays the lenders a commitment fee on the amount of the unused commitments on a quarterly basis at a rate per annum that will vary from 0.20% to 0.30% depending on the Company’s debt to capitalization ratio.

Outstanding borrowings under the Credit Agreement are subject to, among other things, a borrowing base.  The borrowing base includes, among other things, (a) 90% of the net book value of presold housing units, (b) 85% of the net book value of model housing units, (c) 85% of the net book value of speculative housing units and (d) 70% of the net book value of finished lots, in each case subject to certain exceptions and limitations set forth in the Credit Agreement.

The Credit Agreement contains certain financial, operational, and legal covenants.  The financial covenants include (1) a maximum debt to capitalization ratio, (2) a minimum interest coverage ratio, (3) a minimum liquidity ratio, (4) a minimum tangible net worth test, (5) a maximum risk assets ratio, (6) an investments in unconsolidated affiliates test and (7) a maximum non-recourse indebtedness test.  The minimum tangible net worth test is tested at all times.  All other financial covenants are tested on a quarterly basis as of the last day of each fiscal quarter.  Upon the Company’s breach of certain covenants governing the Credit Agreement, amounts outstanding under the Credit Agreement, if any, may immediately become due and payable.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 1.01 of the issuances by the Company of Class A Common Stock and Class B Common Stock to the holders of common units, non-voting common units and Series A preferred units of DFH LLC immediately prior to the Merger on January 25, 2021 in connection with the consummation of the Merger is incorporated herein by reference. Additionally, upon the Company’s formation as a Delaware corporation on September 11, 2020, the Company issued 1,000 shares of common stock to DFH LLC for $1.00 per share, which shares were cancelled in the Merger.

The foregoing issuances were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and no underwriters were involved in such issuances.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the heading “Registration Rights Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

In connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

2021 Equity Incentive Plan

On January 20, 2021, the board of directors of the Company (the “Board”) adopted the 2021 Equity Incentive Plan (the “Plan”) to incentivize employees, officers, directors and consultants of the Company and its affiliates. The Plan will become effective in connection with the Offering and provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. Subject to adjustment each year as well as in the event of certain transactions or changes of capitalization in accordance with the Plan, 9,100,000 shares of Common Stock have been reserved for issuance pursuant to awards under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which Plan is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

Effective as of January 25, 2021, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Amended and Restated Certificate of Incorporation”) in connection with the closing of the Offering. The descriptions of the Amended and Restated Certificate of Incorporation contained in the sections of the Prospectus entitled “Description of Capital Stock” and “Certificate of Incorporation and Bylaws to Be in Effect Upon the Completion of This Offering” are incorporated herein by reference.

The foregoing description of the Amended and Restated Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Amended and Restated Bylaws

Effective as of January 20, 2021, the Company amended and restated its bylaws (as amended and restated, the “Amended and Restated Bylaws”) in connection with the closing of the Offering. The description of the Amended and Restated Bylaws contained in the section of the Prospectus entitled “Certificate of Incorporation and Bylaws to Be in Effect Upon the Completion of This Offering” is incorporated herein by reference.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which Amended and Restated Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1
Underwriting Agreement, dated January 20, 2021, by and among Dream Finders Homes, Inc., Dream Finders Holdings LLC, BofA Securities Inc., RBC Capital Markets, LLC and BTIG, LLC, as representatives of the several underwriters named therein.

2.1	Agreement and Plan of Merger, dated as of January 20, 2021, by and among Dream Finders Homes, Inc., Dream Finders Holdings LLC and DFH Merger Sub LLC.

3.1	Amended and Restated Certificate of Incorporation of Dream Finders Homes, Inc.

3.2	Amended and Restated Bylaws of Dream Finders Homes, Inc.

4.1	Registration Rights Agreement, dated January 25, 2021, by and among Dream Finders Homes, Inc. and certain stockholders party thereto.

10.1*
Credit Agreement, dated as of January 25, 2021, among Dream Finders Homes, Inc., Bank of America, N.A., as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto.

10.2+	Form of Director and Employee Indemnification Agreement (incorporated by reference to Exhibit 10.8 to Form S-1 filed on January 11, 2021).

10.3+	Dream Finders Homes, Inc. 2021 Equity Incentive Plan.

+	Indicated management contract or compensatory plan.
*
Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

By:	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: January 25, 2021